Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-197879) pertaining to the 2014 Omnibus Incentive Compensation Plan and the 2014 Non-Employee Director Plan of Orion Engineered Carbons S.A. of our report dated February 18, 2021, with respect to the consolidated financial statements of Orion Engineered Carbons S.A., included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young GmbH
Cologne, Germany
February 23, 2023